Exhibit 99.3

Stryve Foods LLC, an Emerging Healthy Snacking Platform, to list on NASDAQ through business combination with Andina Acquisition Corp. III.

Combined company to focus on manufacturing and marketing highly differentiated healthy snacks that disrupt traditional snacking categories

The transaction values the combined company at an enterprise value of $170 million and is expected to provide approximately $67 million in gross cash proceeds to the Company. As part of the transaction, Andina and Stryve raised over $50 million of fully committed capital.

The business combination is expected to close in the second quarter of 2021. The combined company will be named Stryve Foods, Inc. and remain listed on the NASDAQ under ticker SNAX

Joint webcast scheduled for today at 8:30 a.m. ET

NEW YORK and PLANO –– January 28, 2021 –– Stryve Foods LLC (“Stryve” or “the Company”), an emerging healthy snack platform disrupting traditional snacking categories, and Andina Acquisition Corp. III (NASDAQ: “ANDA”) (“Andina”), a publicly-traded special purpose acquisition company, announced today a definitive agreement for a business combination that would result in Stryve becoming a public company. Upon closing of the transaction, the combined company will be renamed Stryve Foods, Inc. and is expected to remain listed on the NASDAQ under the ticker SNAX.

In connection with the business combination announcement, the companies executed definitive agreements with institutional investors for an oversubscribed common stock PIPE of $42.5 million at $10.00 per share. Stryve simultaneously has secured a $10.6 million bridge note offering with accredited and institutional investors with funds being made available immediately for general working capital purposes. The bridge note offering will convert into common stock immediately prior to the business combination closing.

Stryve Foods is on a mission to help Americans snack better and live happier, more fulfilling lives by giving Americans new snacking options that are high in protein, low in sugar with no artificial ingredients. Co-CEO and Chief Marketing Officer, Jaxie Alt, stated, “Eating healthier is a long-term consumer trend in America that is here to stay – yet most of the snacks in America are highly processed foods with little true nutritional value. Our Stryve products are a revolution in snacking that Americans are looking for…snacks that are high protein, no to low sugar, with nothing artificial AND they taste amazing.”

Stryve is currently disrupting the meat snack category through its air-dried meat products including biltong, which originated in South Africa, and carne seca, which originated in Latin America. The process of air-drying meat vs. cooking, as is done with beef jerky, yields a product that has 40-50% more protein per serving than beef jerky. Unlike beef jerky, Stryve’s all natural meat snack products are made with 100% beef, are never cooked and contain no sugar, monosodium glutamate (MSG), gluten, nitrates, nitrites or preservatives and are Keto and Paelo diet friendly. Based on protein density and sugar content, Stryve’s portfolio of snack products are one of the healthiest meat snacks available today.

Stryve sells several brands of air-dried meat including Stryve and Kalahari, which it acquired in mid-December of 2020. The Company is bringing new users to the meat snack category, including Healthy Snack Seekers, Women and Hispanic Consumers. According to an MRI-Simmons 2018 Consumer Segmentation, of the 183 million healthy snack seekers in the US, only 25% purchased a meat snack during the year.

Stryve Investment Highlights:

●	Emerging healthy snacking platform. Stryve is aligned with a consumer shift in snacking toward better-for-you products as it focuses on manufacturing and marketing highly differentiated healthy snacks that disrupt traditional snacking categories.
●	Attractive financial profile with strong growth potential for gross revenue, gross margin, and adjusted EBITDA.
●	Unique manufacturing capabilities. According to Stryve Chairman and Co-Founder Ted Casey, Stryve’s manufacturing facility is the largest USDA approved air-dried meat manufacturing facility in America and USDA approval requirements create a high barrier to entry. The Company’s current infrastructure can support a $200+ million revenue business with limited additional capital expenditures.
●	Large and growing distribution footprint. Stryve currently utilizes 10+ unique sale channels and 70,000+ total points of distribution across a strong retail footprint. Stryve intends to increase penetration in existing channels while expanding SKUs on shelf.
●	Seasoned management team with 50 years of combined CPG experience. Collectively, the Company’s leadership has deep experience in growing profitable businesses across many segments leading to attractive returns for investors in those businesses.
●	Attractive valuation. Based on 2021 and 2022 projections, the parties believe the business combination is attractively valued.

Joe Oblas, Co-CEO and Co-Founder of Stryve, stated, “We firmly believe that Stryve is well-positioned to capitalize on favorable better snacking trends as well as the considerable whitespace for health-driven innovation in what remains a large, fragmented category with underdeveloped channels. Our intention is to accelerate Stryve’s growth trajectory by capitalizing on the strengths of our existing business, while staying true to our mission of helping Americans snack better and live happier, more fulfilling lives by disrupting traditional snacking categories. We are excited to be partnering with Andina as we transition into the public markets and are committed to enhancing value for all of our stakeholders.”

Luke Weil, Chairman of Andina, and Julio A. Torres, CEO of Andina, stated, “Stryve is a unique and compelling investment opportunity that is changing the way Americans snack and we look forward to joining with them on their mission. They have developed a unique product in beef biltong that appeals to healthy snack seekers, many of whom are new to the vastly underpenetrated meat snack category. Further, they have the experience and know how to disrupt other traditional snacking categories as well. With a leadership team that has proven themselves in operating and scaling profitable businesses along with significant tailwinds for functional and nutritious snacking, we believe Stryve is poised for rapid growth and value creation.”

Channing Tatum, actor, producer and Stryve investor, added, “People are searching for healthier, better tasting options for the way they snack, and Stryve raises the bar on both fronts. I’m thrilled to be an investor and to support their mission to help America snack better, and on a personal note I love their products, which I enjoy when I’m training, camping, or just hanging at home.”

Another Stryve investor, rookie phenom Los Angeles Quarterback Justin Herbert, states, “Stryve is the kind of healthy, high-protein snack that I look for to fuel my pre- and post- workout. I’m excited I’ve joined forces with a brand that creates a product that’s not only good for you, but delicious, too.”

Transaction Overview

The transaction will be funded by a combination of Andina’s cash held in its trust account (after redemptions by its public stockholders in connection with the closing), a full equity roll-over from existing Stryve ownership, and proceeds from a private placement of $42.5 million of common stock at $10.00 per share that will close concurrently with the business combination. In connection with the business combination, Stryve raised $10.6 million through the sale of unsecured convertible bridge notes that will be funded immediately and will convert into equity of the combined company at the closing of the business combination.

The transaction implies a post-money enterprise valuation for the combined company of approximately $170 million at closing, or 3.7x/1.8x projected 2021/2022 estimated revenue. It is anticipated that the combined company will have $58 million of net cash proceeds.

In the business combination, Andina will re-domesticate from the Cayman Islands and become a Delaware corporation and change its name to “Stryve Foods, Inc.”, and acquire Stryve’s business in an “Up-C structure” based on a pre-money enterprise value of Stryve of $130 million.

The board of directors of Andina and Stryve’s board of managers have approved the transaction. The transaction will require the approval of the stockholders of Andina, and is subject to other customary closing conditions. The transaction is expected to close in the second quarter of 2021.

The combined company will continue to be led by Joe Oblas, Co-Founder & Co-CEO, Jaxie Alt, Co-CEO & Chief Marketing Officer and their executive leadership team including Alex Hawkins, Chief Operating Officer, and Bruce Boettner, Chief Sales Officer.

●	Prior to co-founding Stryve, Mr. Oblas founded and successfully exited ProSupps, one of the fastest growing sports nutrition brands. He also co-founded Juice Stop, which grew to 150 stores in 22 states prior to exiting the business.
●	Prior to joining Stryve, Ms. Alt spent 17+ years at Dr Pepper Snapple Group where she served as Co-Chief Marketing Officer, managing $10+ billion in retail sales and $300+ million in marketing spend.
●	Prior to joining Stryve, Mr. Hawkins was an operationally focused Principal investor at Rosewood Private Investments. He is a CFA Charterholder and previously spent time in asset management and process consulting.
●	Prior to joining Stryve, Mr. Boettner served as Vice President of Sales at Humm Kombucha and previously spent 14+ years at Kashi, where he served as sales lead and scaled revenue to over $400 million.

Advisors

Cowen is serving as financial advisor to Andina. Cowen and Craig-Hallum Capital Group are acting as co-capital markets advisors to Andina. Craig-Hallum is serving as sole placement agent in connection with the private placement and bridge offerings. Ellenoff Grossman & Schole LLP is serving as legal advisor to Andina. Foley & Lardner LLP is serving as legal advisor to Stryve.

Investor Webcast Information

Andina and Stryve will host a joint webcast to discuss the proposed transaction today at 8:30 a.m. ET.

Interested parties may listen to the webcast and view the investor presentation with more detailed information regarding the proposed transaction at www.stryve.com under “Investors” or at www.andinaacquisition.com under “Investor Relations”.

About Stryve Foods LLC

Stryve Foods is an emerging healthy snacking platform with a mission to help Americans snack better and live happier, better lives. The Company is focused on manufacturing and marketing highly differentiated healthy snacks that disrupt traditional snacking categories.

Stryve is currently building a tribe of early adopters consisting of healthy snack seekers, many of whom are new to the meat snack category. Stryve Beef Biltong is a delicious, good-for-you snack made from 100% American beef – high in protein with 0g sugar and made from nothing artificial. Founded by fitness and nutrition enthusiasts, Stryve Biltong is on a mission to help America snack better. Biltong is a process for air-drying meat that originated centuries ago in South Africa and actually boasts more protein in every bite than traditional jerky. It is made simply –with beef, vinegar and spices – and served in slices, sticks or slabs. Stryve Beef Biltong comes in a variety of delicious flavors, including Original, Cajun, Hickory, Mesquite BBQ, Teriyaki, Zesty Garlic, Hatch Green Chile, and Spicy Peri. Stryve is available on https://stryve.com/, Amazon and over 17,000 retail stores across the U.S. and Canada.

About Andina Acquisition Corp. III

Andina Acquisition Corp. III (NASDAQ: ANDA, ANDAW, and ANDAU) is a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. For information about Andina, please visit http://www.andinaacquisition.com/

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Andina’s or Stryve’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the business combination between Andina and Stryve (the “Business Combination Agreement”); (ii) the ability of the combined company to meet Nasdaq listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of Andina or other reasons; (iv) the failure to meet the minimum cash requirements of the Business Combination Agreement due to Andina stockholder redemptions and one or more defaults by the investors in the private placement, and failing to obtain replacement financing; (v) costs related to the proposed transaction; (vi) changes in applicable laws or regulations; (viii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (vii) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (viii) the effect of the COVID-19 pandemic on Andina and Stryve and their ability to consummate the transaction; and (ix) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by Andina.

Additional information concerning these and other factors that may impact Andina’s expectations and projections can be found in Andina’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the definitive proxy statement filed by Andina with the SEC on January 4, 2021 wherein Andina sought and obtained stockholder approval to extend the date by which Andina has to consummate its initial business combination to April 30, 2021 (which has since been extended to July 31, 2021 as a result of Andina signing the Business Combination Agreement) (the “Extension Proxy”), and in the preliminary and definitive proxy statements to be filed by Andina with the SEC regarding the transaction when available. Andina’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Andina nor Stryve undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance that the transactions described herein will be completed, nor can there be any assurance, if such transactions are completed, that the potential benefits of combining the companies will be realized. The description of the transactions contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the transactions, copies of which will be filed by Andina with the SEC as an exhibit to a Current Report on Form 8-K.

Important Information about the Transactions and Where to Find It

In connection with the transactions described herein, Andina will file relevant materials with the SEC, including a Form S-4 registration statement that will include a proxy statement of Andina that constitutes a prospectus for Andina and a definitive proxy statement for Andina’s shareholders. Promptly after filing the registration statement with the SEC, Andina will mail the registration statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the business combination and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT ANDINA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANDINA, STRYVE AND THE BUSINESS COMBINATION. The preliminary registration/proxy statement, the definitive registration/proxy statement and other relevant materials in connection with the transactions (when they become available), and any other documents filed by Andina with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Participants in Solicitation

Andina and Stryve and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Andina’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in Andina of directors and officers of Andina in Andina’s Annual Report on Form 10-K for the year ended December 31, 2019 which was filed with the SEC on March 27, 2020, and in Andina’s Extension Proxy, which was filed with the SEC on January 4, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Andina’s securityholders in connection with the proposed transaction will be set forth in the registration statement/proxy statement for the proposed transaction when available. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed transactions when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Contact:

ICR

Investor Relations Contact:

Raphael Gross, (203) 682-8253

raphael.gross@icrinc.com

Media Relations Contacts:

Cory Ziskind, (646) 277-1232

cory.ziskind@icrinc.com

Keil Decker, (646) 677-1854

keil.decker@icrinc.com